  EXHIBIT 10.1

March 24, 2020

Ultra Velocity Technology LTD.

10F, No.284, Zhong Shan first Rd.

Luzhou District, New Taipei City, Taiwan

Attn: Kun Sen Shi

Dear Mr. Shi:

施先生您好，

This letter refers to the exclusive patent licensing and distribution agreement (the “Exclusive Patent Licensing and Distribution Agreement”) dated November 25, 2019 by and between EOS Inc. (the “Company”) and Ultra Velocity Technology Ltd. (“Ultra Velocity”). The Company and Ultra Velocity mutually deem it is in the best interest of both Ultra Velocity and the Company to terminate the Exclusive Patent Licensing and Distribution Agreement. The respective parties are renegotiating the terms for a new agreement but the failure to do so will have no effect on the validity of this termination.

此信件的目的是針對EOS Inc. （以下簡稱“本公司”）和Ultra Velocity Technology Ltd. （以下簡稱“Ultra Velocity”）於2019年11月25日所簽訂的專利獨家授權暨獨家經銷合約 （“專利獨家授權暨獨家經銷合約”）。公司和Ultra Velocity 雙方都有認知,對於終止專利獨家授權暨獨家經銷合約都符合雙方的最佳利益。雙方正在重新談判新協議的條款，但如果新的合約沒有成立， 將不會影響終止協議的有效性。

By execution of this Letter, you acknowledge and agree to terminate the Exclusive Patent Licensing and Distribution Agreement. Upon termination of the Exclusive Patent Licensing and Distribution Agreement, each of the Company and Ultra Velocity shall return to the disclosing party any and all of confidential information furnished by such disclosing party in connection with the Exclusive Patent Licensing and Distribution Agreement.

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簽署本函，即表示您確認並同意終止專利獨家授權暨獨家經銷合約。終止後，本公司(即披露方)和Ultra Velocity均應將由披露方所提供之所有與專利獨家授權暨獨家經銷合約有關之機密信息退還給披露方。

In addition, you hereby acknowledge that you have no outstanding claims or issues against the Company and its officers and directors as of the date of this Letter. As of the date of this letter, each of the Company and Ultra Velocity herein represents and warrants that to the best knowledge of each party, neither party is aware of any potential or pending litigation arising from the Exclusive Patent Licensing and Distribution Agreement.

此外，您特此確認，截至本函件之日，您無任何由公司及其職員和董事提出且未完成的索賠問題。截至本函件之日，本公司和Ultra Velocity均代表並保證，就各方所知，雙方均不知道任何因為專利獨家授權暨獨家經銷合約所引起的任何潛在或未決訴訟。

We look forward to continue working with you on new terms.

我們期待繼續與您合作並共同商議新的條款。

EOS Inc.

By:	/s/ He-Siang Yang
Name:	He-Siang Yang
Title:	Chief Executive Officer

Acknowledged and accepted by Ultra Velocity Technology LTD.

By:	/s/ Kun Sen Shi
Name:	Kun Sen Shi
Title:	Authorized Representative

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